EXHIBIT 10.32

LOAN AGREEMENT BETWEEN ACTION MEDIA GROUP, LLC
AND HPEV, INC.

In consideration of their mutual promises, the parties agree as follows:

1. Loan.  The Lender is making the Loan pursuant to the terms and conditions of this Loan Agreement. Lender and Borrower have entered this Loan Agreement as of the Effective Date.

2. Definitions Tables.  The capitalized terms in this Loan Agreement shall have the meanings assigned in the following Definitions Tables and in Section 3 Definitions. Terms being defined are indicated by quotation marks. If an item in the Definitions Table is marked “None”, “Not Applicable”, “N/A” or equivalent or is left blank, that defined term is not applicable to this Loan or the referenced item is not required or is not included in this Loan as the context may indicate.

A. “Loan Information” The general loan provisions of the Loan:
“Effective Date”	February 22, 2012	Being the date as of which this Loan Agreement shall be effective.
“Lender”	The following company that is making the Loan, and whose legal status and address are:
Name	Action Media Group, LLC
Legal Status	A Limited Liability Company
Principal Address	17420 N. Pacesetter Way, Scottsdale, Arizona 85255
“Borrower”	The borrower of the Loan funds whose name, legal status and address are:
Name	HPEV, INC. A WHOLLY OWNED SUBSIDIARY OF Z3 Enterprises, Inc.
Legal Status	A Nevada Corporation
Principal Address	7322 S. Rainbow Blvd, Suite 194, Las Vegas, NV 89139
“Loan”	The Loan made by this Loan Agreement.
“Loan Commitment”	Five Hundred Thousand dollars (USD)	N/A
“Loan Amount”	$500,000.00 (USD)
“Interest Rate”	The interest rate is 3% per year, simple interest.
“Payment Start Date”	Payment of principal and interest shall begin on a date mutually agreed upon in the future by both parties or upon option to convert 500,000 shares at par value.
“Maturity Date”	In perpetuity or upon mutual agreement of both parties or upon any of the conditions of breach or default outlined in the Loan Agreement.
“Payment Schedule”	Payment of principal and interest shall begin on a date mutually agreed upon in the future by both parties.

3. Definitions.  Terms as used in this Loan Agreement shall have the following meanings:

3.1. Event of Default” is breach of or default in a party’s obligations under this Loan Agreement, the Note and any other instrument which is incorporated in this Loan Agreement or which otherwise secures the repayment of the Loan.

3.2. “Financial Statements” means the financial statements of Borrower (and any other persons on whose financial capacity the Lender has relied in making this Loan) as may be required by Lender from time to time, including operating statements, balance sheets, and any other financial reports and information that Lender may require.

3.3. “Loan” is the loan from Lender to Borrower made pursuant to this Loan Agreement.

3.4. “Loan Agreement” means this Loan Agreement including all Exhibits that may be attached to this Loan Agreement (which are incorporated in this Loan Agreement by this reference) and the Loan Documents which are not otherwise included in this definition.

3.5.  “Loan Documents” means the Note, this Loan Agreement, and all other documents (including guaranties) evidencing, securing, or relating to the Loan.

3.6. “Loan Proceeds” means funds disbursed by Lender on account of the Loan and pursuant to this Loan Agreement.

3.7. “Projects” means any entertainment or educational productions in any media created, developed, produced or distributed by Z3 Enterprises, Inc.

3.8. “Potential Default” means an event that would constitute an Event of Default but for any requirement of notice to be given or period of grace or time to elapse.

3.9. “Unavoidable Delay” is a delay in the performance by a party of any obligation which delay is unforeseeable and beyond the control of such party and without its fault or negligence.  Unavoidable Delay shall include acts of God, acts of the public enemy, acts of the Federal Government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, a general moratorium on financing for projects of the same type, and unusually severe weather (as for example, floods, tornadoes, or hurricanes).  In the event of the occurrence of any such enforced delay, the time or times for performance of such obligations of the parties shall be extended for the period of the enforced delay, as determined by the Lender, provided that the party seeking the benefit of the provisions of this Section shall, within thirty (30) days after it has or should have knowledge of any such enforced delay, have first notified the other party, in writing, of the delay and its cause, and requested an extension for the period of the enforced delay.

4. Borrower's Representations and Warranties.  As a material inducement to Lender to enter into this Loan Agreement and to make the Loan to Borrower, Borrower unconditionally, and each signatory who signs on its behalf, to the extent of their actual knowledge, represents and warrants to Lender,  as follows:

4.1. Legal Organization.  Borrower is duly formed and validly exists in the form stated in Article I, is qualified to do business in Nevada, and has full power to consummate the transactions contemplated.

4.2. Borrower's Powers.  Borrower has full authority to execute this Loan Agreement, the Note, and all of the other Loan Documents, to undertake and consummate the contemplated transactions, and to pay, perform, and observe all of the conditions, covenants, agreements, and obligations.

4.3. Binding Obligation.  This Loan Agreement, the Note, and each of the other Loan Documents constitute a legal and binding obligation of, and  is valid and enforceable against, each party other than Lender, in accordance with the terms of each.

4.4. Litigation.  There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, the priority of the lien, or the validity or enforceability of any of the other Loan Documents, at law or in equity, or before or by any Governmental Authority.  Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or other Governmental Authority.

4.5. No Other Breach.  The consummation of the transactions covered by this Loan Agreement and the payment and performance of all of the obligations in the Loan Documents will not result in any breach of, or constitute a default under any lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, trust agreement, or other instrument to which the Borrower or any of its general partners is a party or by which it or they may be bound or affected.

4.6. No Default.  There is no Event of Default or Potential Default on the part of Borrower.

4.7. No Unapproved Loans.  Borrower has not received financing from any other party for any reason whatsoever except as has been specifically disclosed to and approved by Lender in writing.

4.8. Use of Proceeds.  All Loan Proceeds will be disbursed as provided in this Loan Agreement and used only for payment of the costs involved in the conception, development and realization of the projects delineated in the Joint Venture Agreement between Z3 Enterprises, Inc. and Phoenix Productions and Entertainment Group and for other purposes specified in this Loan Agreement.

4.9. Taxes Paid. Borrower has filed all required Federal, State, County, and City tax returns and has paid all taxes due and owing.  Borrower knows of no basis for additional assessments with respect to any taxes, other than the lien of taxes not yet due.

4.10. Accuracy.  All applications, financial statements, reports, documents, instruments, information, and forms of evidence delivered to Lender concerning the Loan or required by this Loan Agreement or any of the other Loan Documents are accurate, correct, and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any untrue statement of a material fact or omit any material fact necessary to make them not misleading.

5. Loan. Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, an amount not to exceed the Loan Amount, to finance the conception, development, production and distribution of entertainment and educational projects , subject to the terms, conditions, representations, warranties, and covenants in this Loan Agreement.

5.1. Use of Loan Funds. Loan funds shall be used solely for actual costs incurred in the conception, development, production and distribution of entertainment and educational projects by Z3 Enterprises, Inc.

5.2. Loan Terms.  Lender agrees to disburse the Loan Proceeds in the manner and subject to the limitations stated in this Loan Agreement.  Interest, at the Interest Rate, shall accrue on each disbursement of Loan Proceeds commencing on the date on which each such disbursement is made.  Repayment of the loan shall be made, in payments of principal and interest, in lawful tender of the United States, in accordance with the Payment Schedule.

5.3. Note and Security Documents.  The Loan is to be evidenced by the Note executed by Borrower in favor of Lender and delivered to Lender immediately upon signing.  Repayment of the Note is to be secured by the entertainment and educational projects to be developed and produced in accordance with the Joint Venture Agreement.

6. Performance Conditions.  The following are conditions precedent to performance under this Loan Agreement:

6.1. Conditions to Lender's Performance.  Lender's obligation to perform under this Loan Agreement is subject to all of the following conditions: (a) Borrower has performed all of its obligations then to be performed pursuant to this Loan Agreement; (b) Borrower’s representations and warranties in this Loan Agreement are true and correct; (c) the Agreement continues to be in full force and effect, no default on the part of Borrower has occurred under the Loan Agreement, and no event has occurred that, with the giving of notice or the passage of time, will constitute a default by Borrower under the Loan Agreement; and (d) Lender has approved all Documents.

6.2. Conditions to Borrower's Performance.  Borrower's obligation to perform under this Loan Agreement is subject to satisfaction of all of the following conditions: (a) Lender has performed all of its obligations then to be performed pursuant to this Loan Agreement;  (b)  Lender’s representations and warranties in this Loan Agreement are correct as of the date of this Loan Agreement; and (c) the Loan Agreement continues to be in full force and effect, no default on the part of Lender has occurred under the Loan Agreement, and no event has occurred that, with the giving of notice or the passage of time, will constitute a default by Lender under the Loan Agreement.

6.3. Changes.  In order to assure sufficient funding for the various entertainment and educational projects under development, Borrower shall not authorize any Change without the prior written consent of Lender.   Borrower will submit any such Change to Lender for approval on a form acceptable to Lender.

7. Loan Disbursement Procedures.

7.1. Conditions Precedent to Each Loan Disbursement.  The obligation of Lender to make any disbursements under this Loan Agreement shall be subject to the following conditions precedent:

7.1.1. No Event of Default or Potential Default of Borrower has occurred and is continuing.

7.1.2. The representations and warranties in the Loan Documents are correct as of the date of the requested disbursement.

7.1.3. Borrower has paid Lender all commitment, loan, and other fees then due, and Borrower has submitted to Lender all documents, records, statements, certificates, reports, and other materials and information then required to be submitted to Lender for approval under this Loan Agreement.

7.1.4. Borrower has delivered to Lender all funds, documents, instruments,  evidence of satisfaction of conditions, and other materials then due or otherwise requested by Lender under the Loan Documents.

7.1.5. Conditions Precedent to First Disbursement.  Borrower’s request for the first Loan disbursement is a representation and warranty by Borrower that there has been no material adverse change in Borrower’s financial capacity or in any representation made to Lender in Borrower’s application for the Loan or Borrower’s supporting documentation.  Lender shall make the first loan disbursement under this Loan Agreement when the following conditions precedent and the conditions precedent stated in Section 10.1 have been met:

7.1.6. There is no legal action threatened or pending against Borrower or any Additional Collateral.

7.1.7. All conditions have been satisfied in accordance with the Loan Agreement.

7.2. Conditions Precedent to Final Disbursement.  Lender shall make the final loan disbursement under this Loan Agreement when the following conditions precedent and the conditions precedent stated in Section 10.1 have been met:

7.2.1. Borrower has filed all tax returns required to be filed and paid all taxes due, which, if unfiled or unpaid, might adversely affect Lender’s security under the Security Documents.

8. Default.

8.1. Events of Default. At the option of Lender, each of the following events will constitute an Event of Default, subject to applicable cure rights, if any:

8.1.1. Subject to Borrower’s legal rights to contest a governmental requirement, Borrower's failure to comply with any governmental requirements, unless within ten (10) days after notice of such failure by Lender or the respective governmental entity or after any action has been commenced to enforce such requirement, Borrower has cured such failure.

8.1.2. The attachment, levy, execution, or other judicial seizure of any portion of the projects under development, or any substantial portion of the other assets of Borrower, that is not released, expunged, bonded, discharged, or dismissed within thirty (30) days after the attachment, levy, execution, or seizure.

8.1.3. Making of any unauthorized payment from Loan Proceeds or other funds of Lender.

9. Remedies.

9.1. Option to Act.  On the occurrence of any Event of Default, in addition to its other rights in this Loan Agreement or in any of the other Loan Documents, at law, or in equity, Lender may, without prior demand, exercise any one or more of the following rights and remedies:

9.1.1. Terminate its obligation to make disbursements.

9.1.2. Declare the Note and all other sums owing to Lender with respect to the other Loan Documents immediately due.

9.1.3. Make any disbursements after the happening of any one or more of the Events of Default, without waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the other Loan Documents or any other rights or remedies and without liability to make any other or further disbursements, regardless of Lender's previous exercise of any rights and remedies.

9.1.4. Proceed as authorized at law or in equity with respect to the Event of Default, and in connection with that, remain entitled to exercise all other rights and remedies described in this Loan Agreement.

9.1.5. Recover its funds expended in exercising or enforcing any of its rights or remedies under any of the Loan Documents, together with interest at the maximum amount allowed by law from the date the funds were spent until repaid.

9.2. Rights Cumulative, No Waiver.  All of Lender's rights and remedies provided in this Loan Agreement or in any of the other Loan Documents are cumulative and may be exercised by Lender at any time.  Lender's exercise of any right or remedy will not constitute a cure of any Event of Default unless all sums then due to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default.  No waiver will be implied from Lender's failure to take, or delay in taking, any action concerning any Event of Default or from any previous waiver of any similar or unrelated Event of Default.  Any waiver under any of the Loan Documents must be in writing and will be limited to its specific terms.

9.3. Disclaimer.  Whether Lender elects to employ any of the remedies available to it in connection with an Event of Default, Lender will not be liable to complete any of the projects under development; to pay any expense in connection with the exercise of any remedy; or to perform any other obligation of Borrower.

Grant of Power.  Borrower irrevocably appoints Lender as its attorney-in-fact, with full power and authority, including the power of substitution, exercisable on the occurrence of an Event of Default, to act for Borrower in its name, place, and stead as provided in this Loan Agreement, to take possession of any and all projects under development, in production, post production or ready for distribution; remove all employees, contractors, and agents of Borrower, to complete or attempt to complete the works in progress, and to market, sell or option any of the projects developed or realized under the terms of this agreement; to make any additions, changes, and corrections in the creative, production or final versions of any project as may be necessary or desirable, in Lender's sole discretion, or as it deems proper to complete  any of the projects; to employ any writers, artists, directors, producers,  contractors,  consultants, and other agents that Lender, in its sole discretion, deems proper for the completion of any of the projects, or for the protection of Lender's interests; to pay, settle, or compromise all bills and claims then existing or later arising against Borrower.

10. Miscellaneous.

10.1. Nonrecourse.  Notwithstanding any provision of this Loan Agreement or any document evidencing or securing this Loan, Borrower, and Borrower’s principals, partners, members, agents, officers, and successors in interest shall not be personally liable for the payment of the Loan or any obligation of the Loan.

10.2. Nature of Representations and Warranties.  Borrower certifies to Lender that all representations and warranties made in this Loan Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make the representations and warranties not misleading.  All representations and warranties will remain true and correct in all material respects and will survive so long as any of Borrower's obligations have not been satisfied or the Loan or any part of it remains outstanding, and for any applicable statute of limitations period.  Each request by Borrower for a disbursement will constitute an affirmation that all representations and warranties remain true and correct as of the date of that request.  Each representation and warranty made in this Loan Agreement, in any other Loan Documents, and in any other document delivered to Lender by Borrower will be deemed to have been relied on by Lender, regardless of any investigation, inspection, or inquiry made by Lender or any related disbursement made by Lender.  The representations and warranties that are made to the best knowledge of Borrower have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each representation and warranty.

10.3. Financial Statements. Borrower shall provide Financial Statements when requested by Lender, but in any event not more often than quarterly.  Borrower shall assure that Financial Statements are prepared in accordance with generally accepted accounting principles. If requested by Lender as reasonably necessary to assure the security of its Loan, Borrower shall provide Financial Statements prepared or reviewed by a licensed Certified Public Accountant or Public Accountant and fully reflecting the assets and liabilities of the party concerning whom they were prepared.

10.4. No Waiver.  No failure or delay on the part of Lender in exercising any right or remedy under the Loan Documents will operate as a waiver nor will Lender be estopped to exercise any right or remedy at any future time because of any such failure or delay.  No express waiver will affect any matter other than the matter expressly waived and that waiver will be operative only for the time and to the extent stated.  Waivers of any covenant, term, or condition in this Loan Agreement will not be construed to waive any subsequent breach of the same covenant, term, or condition.

10.5. No Third Parties Benefited.  This Loan Agreement is made and entered into for the sole protection and benefit of the parties and their permitted successors and assigns, and no other Person will have any right of action or any rights to funds at any time.

10.5.1. Method.  All notices to be given under this Loan Agreement shall be in writing and sent to the addresses stated above for the respective recipient by one or more of the following methods.

a. Certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States Mail;

b. A nationally recognized overnight courier, by priority overnight service, in which case notice shall be deemed delivered one (1) business day after deposit with that courier;

c. Hand delivery with signed receipt for delivery from a person at the place of business of the receiving party and authorized to accept delivery for the receiving party, in which case notice shall be deemed delivered upon receipt, or

d. Telecopy, if a copy of the notice is also sent the same day by United States Certified Mail, in which case notice shall be deemed delivered one (1) business day after transmittal by telecopier, provided that a transmission report is automatically generated by the telecopier reflecting the accurate transmission of the notices to receiving party at the “Fax Number.

10.5.2. Short Term Notices.  Notices, including requests for approval, requiring action in less than thirty (30) days may only be given by the foregoing overnight courier or hand delivery method, and shall include the following language on its face: “URGENT – TIME SENSITIVE – IMMEDIATE ACTION REQUIRED” .  Such notice shall include the time allowed under this Loan Agreement for action.

10.6. Actions.  Lender will have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties, or the disbursement of any funds under this Loan Agreement.  In connection with that, Lender may incur and pay costs and expenses, including, without limitation, reasonable attorney fees.  Borrower agrees to pay to Lender on demand all these expenses.  This Section does not apply to actions or proceedings between the parties.

10.7. Assignment.  The terms of this Loan Agreement will be binding on and inure to the benefit of successors and assigns of the parties.  However, Borrower shall not assign this Loan Agreement or any interest it may have in the monies due without the prior written consent of Lender to a party other than a general partner or managing member of Borrower or a single asset entity wholly owned and controlled by Borrower or a general partner or managing member of Borrower.  However, if there is an assignment, conveyance, or encumbrance, Lender may nevertheless at its option continue to make disbursements under this Loan Agreement to Borrower or to those who succeed to Borrower's, and all sums so disbursed will be deemed to be disbursements under this Loan Agreement and not modifications.  Lender may at any time assign the Loan Documents to any affiliate of Lender, and the assignee will assume the obligations of Lender, and Lender will have no further obligation of any nature.  In that case, the provisions of this Loan Agreement will continue to apply to the Loan, and the assignee will be substituted in the place and stead of Lender, with all rights, obligations, and remedies of Lender, including, without limitation, the right to further assign the Loan Documents.  In addition, Lender may at any time assign a participation in the Loan to any other party, provided that Lender continues to be primarily obligated under this Loan Agreement.

10.8. Borrower's Responsibilities. Borrower will, at Borrower's expense, defend, indemnify, save, and hold Lender harmless against all claims, demands, losses, expenses, damages (general, punitive, or otherwise), and causes of action (whether legal or equitable) asserted by any Person arising out of the use of the proceeds of the Loan.  Borrower will pay Lender on demand all claims, judgments, damages, losses, or expenses (including attorney fees and expenses) incurred by Lender as a result of any legal action arising out of the use of the proceeds of the Loan.  The provisions of this Section will survive the termination of this Loan Agreement and the repayment of the Loan.

10.9. Nonliability for Negligence, Loss, or Damage.  Borrower acknowledges, understands, and agrees as follows:

10.9.1. The relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility for or duty to Borrower to select, review, inspect, supervise, pass judgment on, or inform Borrower of the quality, adequacy, or suitability of the projects conceived or developed, except as to matters which are within the intent and purpose for which Lender has made the Loan.

10.9.2. Lender will not be responsible or liable to Borrower for any loss or damage of any kind to person or property whether suffered by Borrower or any other Person or group of Persons, and Borrower will hold Lender harmless from any liability, loss, or damage for these things.

10.10. Controlling Law; Venue.  The Loan Documents will be governed by and construed in accordance with Nevada law.  The venue for any legal action or proceeding will be in the County of Clark, Nevada.

10.11. Consents and Approvals.  All consents and approvals by Lender required or permitted by any provision of this Loan Agreement will be in writing.  Lender's consent to or approval of any act by Borrower requiring further consent or approval will not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

10.12. Survival of Warranties and Covenants.  The warranties, representations, conditions, covenants, and agreements in this Loan Agreement and in the other Loan Documents will survive the making of the Loan and the execution and delivery of the Note and will continue in full force until the Indebtedness has been paid in full.  Nothing in this Section is intended to limit any other provision of the Loan Documents that by their stated terms survive the repayment of the Indebtedness or the termination of any Loan Document.

10.13. Loan Expenses. In making the first disbursement, Lender may, at its option, deduct from the proceeds of that disbursement a sum equal to the aggregate of the following, to the extent Lender has knowledge of it and demand has been made on Lender at the time of the deposit:  all expenses specifically incurred in connection with the Loan or the preparation, execution, and delivery of the Loan Documents, including, but not limited to, recording costs and expenses, transfer and other taxes (if any),  recording, and notary charges, and all other similar, usual, or customary loan closing charges and expenses; and any other expenses that have been approved by Lender in writing; and Lender will, for the benefit of Borrower, pay those amounts over to the respective parties on whose behalf the demands will have been received by Lender.  Borrower will pay directly any expenses in connection with the Loan not so paid by Lender, including, without limitation, any of the expenses specified above, and will hold Lender free from any cost, liability, or obligation of any nature in connection with it, including reasonable attorney fees incurred by Lender.  Borrower further agrees to pay on demand all out-of-pocket costs and expenses reasonably incurred by Lender including, without limitation, the fees and disbursements of Lender's outside counsel, in connection with: (i) the administration of the Loan, including, without limitation, all approvals or consents given or contemplated to be given under the Loan Documents, all amendments to the Loan Documents entered into by Lender or requested by any Loan Party, and (ii) the enforcement of any rights or remedies under the Loan Documents, whether any action or proceeding is commenced, or the protection of the security, or interests of Lender under the Loan Documents. All costs and expenses, together with interest at Loan rate, will form a part of the indebtedness and will be secured by the Security Documents.

10.14. No Representations by Lender.  By accepting or approving anything required to be observed, performed, or fulfilled, or to be given to Lender pursuant to this Loan Agreement or pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of income and expense, or other Financial Statement, Lender will not be deemed to have warranted or represented the sufficiency, legality, effectiveness, or legal effect of it or of any particular term, provision, or condition of it, and any acceptance or approval will not be or constitute any warranty or representation by Lender.

10.15. Amendment.  The Loan Documents and the terms of each of them may not be modified, waived, discharged, or terminated except by a written instrument signed by the party against whom enforcement of the modification, waiver, discharge, or termination is asserted.

10.16. Termination.  Except as otherwise provided in the Loan Documents, all rights and obligations under this Loan Agreement will terminate except as to any accrued obligations effective on the payment of all Indebtedness owing by Borrower to Lender.

10.17. Counterparts.  The Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when executed and delivered will be deemed an original and all of which counterparts taken together will constitute one and the same instrument.

10.18. Severability.  If any term, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

10.19. Captions.  All Article and Section headings in the Loan Documents are inserted for convenience of reference only and do not constitute a part of the Loan Documents for any other purpose.

10.20. Indemnity.  Borrower agrees to defend, indemnify, and hold Lender harmless from all losses, damages, liabilities, claims, actions, judgments, costs, and reasonable attorney fees that Lender may reasonably incur as a direct or indirect consequence of the making of the Loan, Borrower's failure to perform any obligations as and when required by this Loan Agreement or any of the other Loan Documents, the failure at any time of any of Borrower's representations or warranties to be true and correct, or any act or omission by Borrower, or other Person with respect to any of the projects conceived,  under development, in production or ready for distribution.  Borrower will pay immediately on Lender's demand any amounts owing under this indemnity, together with interest at the maximum rate permitted by law from the date Lender makes a payment or incurs a loss.  Borrower's duty to indemnify Lender will survive the release and cancellation of the Note.

10.21. Further Assurances.  At Lender's request and at Borrower's expense, Borrower will execute, acknowledge, and deliver all other instruments and perform all other acts necessary, desirable, or proper to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

10.22. Lender's Agents.  Lender may designate agents or independent contractors to exercise any of Lender's rights under the Loan Documents.  Any reference to Lender in any of the Loan Documents will include Lender's employees, agents, and independent contractors.

10.23. Integration and Interpretation.  The Loan Documents contain or expressly incorporate by reference the entire agreement between Lender and Borrower with respect to the covered matters and supersede all prior negotiations.  Any reference to any Project in any of the Loan Documents will include all or any portion of them.  Any reference to the Loan Documents themselves in any of the Loan Documents will include all amendments, renewals, or extensions approved by Lender.

10.24. Number, Identity and Gender.  When the context and construction so require, all words used in the singular will be deemed to have been used in the plural and vice versa.  Person means any natural person, corporation, firm, partnership, association, trust, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or other capacity. When the context and construction so require, all words which indicate a gender will be deemed to have been used to indicate the gender as indicated by the context.

Borrower : HPEV, INC. By: /s/ Quentin Ponder QUENTIN PONDER President Date: 3/7/2012____________________________	Lender: ACTION MEDIA GROUP, LLC By: /s/ Raul Martinez RAUL MARTINEZ MANAGER Date: 2/22/2012_____________________________